Dated January 29, 2008

SHARE CHARGE

over 10,000 Shares

in Pilpol (HK) Biological Limited (活之生(香港)生物有限公司)

created by

Fine Lake International Limited and

Mr. Xu Hongbin

as the Chargors

in favour of

Goldman Sachs International

as the Collateral Agent

Table of Contents

Contents | Page

THIS DEED is dated January 29, 2008 and made:

BY:

(1) **Fine Lake International Limited,** a company duly incorporated in the British Virgin Islands, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (**"Fine Lake"**);

(2) **Mr. Xu Hongbin** whose residential address is at 17, J Avenue Yijing Garden, Aiguo Road, Luohu District, Shenzhen City, the People's Republic of China, PRC 518000 ("**Mr. Xu**", together with Fine Lake, the "**Chargors**" and each the "**Chargor**"); and

IN FAVOUR OF:

(3) **Goldman Sachs International** as collateral agent for the benefit of the Secured Parties (the "**Collateral Agent**", which expression includes its successors and assigns).

Background

(A) Fine Lake is the beneficial owner of 10,000 ordinary shares of $1.00 each in Pilpol (HK) Biological Limited (活之生(香港)生物有限公司) (the "**Hong Kong Subsidiary**"), a company incorporated under the laws of Hong Kong, the particulars of which are set out in Schedule 2, of which 9,999 shares are registered under the name of Fine Lake and 1 share is registered under the name of Mr. Xu.

(B) China Water and Drinks, Inc. (the "**Company**"), a company incorporated under the laws of the State of Nevada, has entered into a securities purchase agreement (the "**Securities Purchase Agreement**") dated January 24, 2008 with the Buyers named therein.

(C) To secure the full and punctual payment of the Liabilities (as defined below), each of the Chargors is entering into this Deed to charge the Shares of the Hong Kong Subsidiary to the Collateral Agent in accordance with the terms of this Deed.

(D) The Board of Directors of Fine Lake is satisfied that entering into this Deed is for the purposes and to the benefit of Fine Lake and its business.

(E) The Collateral Agent and the Chargors intend this document to take effect as a deed of the Chargors (even though the Collateral Agent only executes it under hand).

This Deed witnesses the following:

1 Interpretation

1.1 Definitions

In this Deed, unless a contrary indication appears, terms used in the Securities Purchase Agreement have the same meaning and construction. In addition:

"**Authorisation**" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

"**Charged Assets**" means the assets from time to time subject, or expressed to be subject, to the Charge or any part of those assets.

"**Charge**" means all or any of the Security created or expressed to be created by or pursuant to this Deed.

"**Company**" means China Water and Drinks, Inc., a corporation incorporated under the laws of the State of Nevada.

"**Delegate**" means a receiver appointed under Clause 8.1 (*When enforceable*) a delegate or sub-delegate appointed under Clause 9.2 (*Delegation*).

"**Dividends**" means all present and future:

(a) dividends and distributions of any kind and any other sum received or receivable in respect of any of the Shares;

(b) rights, shares, money or other assets accruing or offered by way of redemption, bonus, option or otherwise in respect of any of the Shares;

(c) allotments, offers and rights accruing or offered in respect of any of the Shares; and

(d) other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, any of the Shares.

"**Enforcement Event**" means one of the events or circumstances mentioned in Clause 7 (*Enforcement Events*).

"**Holders**" means holders from time to time of the Note.

"$" or "**Hong Kong Dollars**" means the lawful currency in Hong Kong.

"**Liabilities**" means all obligations and liabilities of:

(a) the Company under the Securities Purchase Agreement;

(b) the Company under the Notes; and

(c) any of the Chargors under this Charge,

in each case, whether present or future, actual or contingent.

"**Party**" means a party to this Deed and includes its successors in title, permitted assigns and permitted transferees.

"**Secured Parties**" means the Holders and the Collateral Agent.

"**Security**" means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"**Shares**" means:

(a) all present and future shares in the Hong Kong Subsidiary registered in the name of the Chargors and/or beneficially owned by the Chargors, including all the shares issued and outstanding at the date of this Deed described in Schedule 2 (Shares) and any other shares in the Hong Kong Subsidiary which may now or hereafter be registered in the name of, or beneficially owned by, each of the Chargors and/or its nominee(s) or trustee(s) derived from its holding of such number of Shares as respectively set out in Schedule 2;

(b) all warrants, options or other rights to subscribe for, purchase or otherwise acquire those shares.

1.2 Construction

1.2.1 Any reference in this Deed to:

(i) "**assets**" includes present and future properties, revenues and rights of every description;

(ii) "**indebtedness**" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(iii) a "**person**" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(iv) a "**regulation**" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(v) a provision of law is a reference to that provision as amended or re-enacted from time to time unless the context requires otherwise;

(vi) words importing the singular number shall include the plural number and vice versa, words importing the masculine, feminine gender or neuter gender shall include the others of them; and

(vii) unless otherwise stated, references to Clauses and Schedules are to clauses of and schedules to this Deed.

1.2.2 Clause and Schedule headings are for ease of reference only.

1.2.3 An Enforcement Event is "continuing" if it has not been waived.

2 Security

2.1 Charge

2.1.1 In consideration of the Buyers, agreeing at the request of the Company, to purchase the Notes under the Securities Purchase Agreement and upon and subject to the terms and conditions contained in the Securities Purchase Agreement and as continuing security for the due and punctual payment and discharge of all Liabilities, Fine Lake, as legal and beneficial owner of all Shares, and Mr. Xu as legal owner of one share of the HK Subsidiary, charge in favour of the Collateral Agent by way of first fixed charge the Shares and all its rights, title and interest present and future in and to the Shares and Dividends.

2.1.2 The obligations and the liabilities of the Chargors under this Charge shall be joint and several.

2.2 Share certificates etc.

Each of the Chargors shall on the date of this Deed and, where Shares are acquired by it after the date of this Deed, on the date of that acquisition deliver to the Collateral Agent, or as it may direct, all certificates representing Shares registered in its name or its nominee(s) or trustee(s), all of which are hereby warranted by each of the Chargors to be within its own

disposition and control and free from any prior charge or encumbrance of any kind, together with the undated and stamped (if applicable) instrument(s) of transfer and bought and sold notes in the forms and substance set out in Schedule 6 (Form of Instrument of Transfer) and Schedule 7 (Form of Bought and Sold Notes) respectively of the Shares duly executed in blank and shall promptly deliver to the Collateral Agent, or as it may direct, any other documents relating to the Shares which the Collateral Agent requires. The Chargors hereby jointly and severally and irrevocably and unconditionally agree that at any time after the date of this Deed, the Collateral Agent may, at the cost of the Chargors, register the Shares or any part thereof in the name of the Collateral Agent or its nominee(s).

2.3 Further security

Each of the Chargors shall, promptly upon the Collateral Agent so requiring by notice to it, execute and deliver (or procure the execution and delivery of) to the Collateral Agent or as it may direct (in such form as the Collateral Agent shall require) such other Security in favour of the Collateral Agent securing the Liabilities over its present or future shares in the HK Subsidiary as shall be specified in the relevant notice (whether generally or specifically) and whether for the purpose of obtaining legal title to the relevant Shares or otherwise.

2.4 Retention of documents

The Collateral Agent shall be entitled to continue to hold any document delivered to it pursuant to Clause 3.3 (*Delivery of documents*) on behalf of the Holders until the Charge is released and if, for any reason, it releases any such document to any of the Chargors before such time, it may by notice to the relevant Chargor require that such document be redelivered to it and the relevant Chargor shall immediately comply with that requirement or procure that it is complied with.

3 Restrictions and further assurance

3.1 Security

Each of the Chargors shall not create or permit to subsist any Security over all or any part of the Charged Assets except for the Charge.

3.2 Disposal

Each of the Chargors shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer, assign or otherwise dispose of all or any part of the Charged Assets.

3.3 Delivery of documents

In addition to the requirements under Clause 2.2 (*Share Certificates etc.*), each of the Chargors shall deliver or procure that there shall be delivered to the Collateral Agent such documents relating to the Charged Assets as the Collateral Agent requires and the following documents (in form and substance satisfactory to the Collateral Agent) upon execution of this Deed which may be held by the Collateral Agent until the Charge is released:

3.3.1 valid and duly issued share certificates or other documents of title in respect of those Charged Assets;

3.3.2 duly executed instruments of transfer and bought and sold notes in respect of those Charged Assets in the forms set out in Schedule 6 and Schedule 7

respectively but, in each case, with the dates and names of the transferees left blank;

3.3.3 a director's certified copy of the register of members of the HK Subsidiary showing that the Collateral Agent shall have a charge over those Charged Assets pursuant to the Charge and all other documents necessary or conducive to enable the Collateral Agent to register such Charged Assets in its name or in the name of its nominee(s);

3.3.4 signed but undated letters of resignation of all the directors and secretary of the HK Subsidiary substantially in the form set out in Schedule 3 (Form of Letter of Resignation);

3.3.5 signed and dated letters of authority and undertaking from all the directors and secretary of the HK Subsidiary authorising the Collateral Agent to date the letters referred to in Clause 3.3.4 and (in the case of the directors only) the resolutions referred to in Clause 3.3.6 and undertaking to approve transfers of Shares by or in favour of the Collateral Agent and/or its nominee(s) substantially in the form set out in Schedule 4 (Form of Letter of Authority and Undertaking); and

3.3.6 signed but undated resolutions of the directors of the HK Subsidiary approving the resignation of directors and secretary and the appointment of persons nominated by the Collateral Agent as directors and secretary of the HK Subsidiary substantially in the from set out in Schedule 5 (Form of Resolutions).

All documents required by Clauses 3.3.2, 3.3.4 to 3.3.6 shall be in the forms and substance set out in Schedules 3 (*Form of Letter of Resignation*) to 7 (*Form of Bought and Sold Notes*) or otherwise as the Collateral Agent shall require.

3.4 Perfection and registration

Each of the Chargors shall:

3.4.1 immediately upon the completion of any transfer of Charged Assets to the Collateral Agent or its nominee(s), procure the registration of those transfers in the books of the HK Subsidiary;

3.4.2 in respect of any Charged Assets which become subject to the Charge after the date of this Deed:

(i) deposit with the Collateral Agent the share certificates (or other documents of title) together with duly executed and properly stamped (if applicable) instruments of transfer and bought and sold notes in respect thereof in favour of the Collateral Agent and/or its nominee(s); and

(ii) procure the recording of a statement in the register of members of the HK Subsidiary showing that the Collateral Agent shall have a charge over such Charged Assets pursuant to the Charge; and

3.4.3 include details of this Charge in its register of charges maintained at its registered office pursuant to section 162 of the BVI Business Companies Act, 2004 (as amended) (the "BCA") and shall make an application to the Registry of Corporate Affairs British Virgin Islands to register this Charge pursuant to section 163 of the BCA (unless it is otherwise agreed in writing that the Collateral Agent shall attend to the BCA section 163 registration).

3.5 Further assurance

Each of the Chargors shall promptly do whatever the Collateral Agent requires:

3.5.1 to perfect or protect the Charge or the priority of the Charge; and

3.5.2 after an Enforcement Event, to facilitate the realisation of the Charged Assets or the exercise of any rights vested in the Collateral Agent or any Delegate,

including executing any transfer, conveyance, charge, mortgage, pledge, assignment, assurance, power of attorney, letter or resolution of the Charged Assets (whether to the Collateral Agent or its nominee(s) or otherwise), making any registration and giving any notice, order or direction. In the case of any mortgages, charges or pledges, it shall contain (i) an immediate power of sale without notice upon the security thereby constituted becoming enforceable, (ii) a clause excluding any restriction imposed by any law on the power of sale, and (iii) a clause excluding any restriction imposed by any law on the consolidation of mortgages or other securities.

3.6 Directors resolution

After the Charge has become enforceable, each of the Chargors shall procure to the extent that it is within its/his power as shareholder of the Hong Kong Subsidiary that any transfer to or by the Collateral Agent or its nominee(s) of any of the Charged Assets is duly approved by the board of directors of the Hong Kong Subsidiary and registered in the Hong Kong Subsidiary's shareholder register (if necessary, by replacing the board of directors of the HK Subsidiary with directors nominated by the Collateral Agent).

3.7 Changes in directors

3.7.1 If a new director of the Hong Kong Subsidiary is appointed, each of the Chargors shall, on or prior to such appointment becoming effective, notify the Collateral Agent and procure that such director signs and delivers to the Collateral Agent the documents described in Clause 3.3.4 to 3.3.6 (*Delivery of Documents*).

3.7.2 If a director of the Hong Kong Subsidiary resigns or is removed from such office or otherwise cease to be a director of the Hong Kong Subsidiary, the Collateral Agent will at its liberty upon its becoming aware of the same return to any of the Chargors (as applicable) the documents signed by him or her which were received by the Collateral Agent pursuant to this Deed provided that each of the Chargors shall procure the other directors of the Hong Kong Subsidiary to sign and deliver to the Collateral Agent the resolutions described in Clause 3.3.6.

4 Charged shares

4.1 Voting and other rights

Subject to Clause 4.2 (*Voting and other Rights if the Charge becomes Enforceable*), each of the Chargors shall be entitled to exercise or direct the exercise of the voting and other rights attached to the Shares as it sees fit provided that the exercise of or failure to exercise those rights would not have an adverse effect on the value of the Shares or the Charged Assets and would not otherwise prejudice the interests of the Secured Parties.

4.2 Voting and other rights if the Charges become enforceable

Upon the occurrence of an Enforcement Event and at any time while an Enforcement Event is continuing:

4.2.1 the Collateral Agent shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit; and

4.2.2 each of the Chargors shall comply or procure the compliance with any directions of the Collateral Agent in respect of the exercise of those rights and shall promptly execute and/or deliver to the Collateral Agent such forms of proxy in all general meeting of the HK Subsidiary as the Collateral Agent requires with a view to enabling such person as it selects to exercise those rights and to authorize the Collateral Agent as the proxy of each of the Chargors in all general meetings of the HK Subsidiary and to raise requisitions in the name of the Chargors addressed to the directors of the HK Subsidiary, to convene general meetings pursuant to Section 113(1) of the Companies Ordinance, Chapter 32 of the laws of Hong Kong, or upon the failure on the part of the directors of the HK Subsidiary to convene such general meetings, to convene the same pursuant to the said Section 113 in the name of the Chargors and to exercise all voting rights attached to the Charged Assets.

4.3 Dividends

4.3.1 Until the Charge becomes enforceable, each of the Chargors is entitled to retain any cash income derived from the Shares as an ordinary distribution. Thereafter, each of the Chargors shall hold any such cash income received by it on trust for the Secured Parties and pay the same immediately to the Collateral Agent as it may direct.

4.3.2 After the Charge has become enforceable, each of the Chargors shall direct that any Dividends or other payments which it or its nominee(s) as holder(s) thereof may be entitled to receive in respect of any of the Shares be paid to the Collateral Agent for payment of the Liabilities.

4.4 Acquisition of Shares

Each of the Chargors shall promptly notify the Collateral Agent of:

4.4.1 its acquisition of, or agreement to acquire, any Shares; and

4.4.2 the declaration, payment, allotment, offer or issue of any Dividend.

4.5 Communications

Each of the Chargors shall promptly deliver to the Collateral Agent a copy of every circular, notice, report, set of accounts or other documents received by it or its nominee(s) in connection with the Shares or in connection with or from the issue of any of the Shares.

4.6 Payment of calls etc.

Each of the Chargors shall promptly pay or procure the payment of all calls, instalments or other payments which may at any time become due in respect of any of the Charged Assets.

4.7 Power of attorney

If any Shares are not held in any of the Chargors' name other than pursuant to this Deed, the relevant Chargor shall promptly execute and deliver to the Collateral Agent an irrevocable power of attorney, expressed to be given by way of security and executed as a deed by the person in whose name that Share is held. That power of attorney shall appoint the Collateral Agent and every Delegate the attorney of the holder and shall be in such form as the Collateral Agent requires.

5 General undertakings

5.1 Authorisations

5.1.1 Each of the Chargors shall promptly:

(i) obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii) supply certified copies to the Collateral Agent of,

any Authorisation required under any law or regulation of the BVI, Hong Kong and any other relevant jurisdiction to enable it to perform its obligations under this Deed and to ensure the legality, validity, enforceability or admissibility in evidence in the British Virgin Islands, Hong Kong and any other relevant jurisdiction of this Deed.

5.1.2 Fine Lake shall promptly make the registrations specified at the end of Clause 6.5 (*Validity and admissibility in evidence*) within 7 Business Days after the date of this Deed.

5.2 Compliance with laws

Each of the Chargors shall comply in all respects with all laws to which it may be subject, if failure so to comply would impair its ability to perform its obligations under this Deed.

5.3 No prejudicial conduct

Each of the Chargors shall not do, or permit to be done, anything which could prejudice the Charge.

5.4 Information

Each of the Chargors shall promptly notify the Collateral Agent of (in respect of Clauses 5.4.1 and 5.4.2) and promptly provide the Collateral Agent with:

5.4.1 the occurrence of any Enforcement Event or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Note, the Securities Purchase Agreement, this Deed or any combination of the foregoing) be an Enforcement Event (and of the steps, if any, being taken to remedy it) promptly upon becoming aware of it;

5.4.2 any litigation, arbitration or administrative proceeding referred to in Clause 6.14 (*No proceedings pending or threatened*);

5.4.3 such further information regarding the financial condition, business and operations of the Company, the HK Subsidiary or any of their subsidiaries as the Collateral Agent may request.

5.5 Merger

Fine Lake shall not, and shall procure that the Hong Kong Subsidiary or any of its subsidiaries shall not, enter into any amalgamation, demerger, merger or corporate reconstruction.

5.6 Books of account

Each of the Chargors shall procure that the Hong Kong Subsidiary and its subsidiaries shall keep proper records and books of account in respect of their business.

5.7 Depreciation of Charged Assets

Each of the Chargors shall not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Charged Assets.

5.8 Registration

Fine Lake shall ensure that details of this Deed are entered into the Register of Mortgages and Charges of Fine Lake within 7 Business Days after the date of this Deed and, unless it is otherwise agreed in writing that the Collateral Agent shall attend to the BCA section 163 registration, file a copy of such Register in accordance with section 163 of the BCA within 14 Business Days after the date of this Deed.

6 Representations and warranties

Each of the Chargors jointly and severally makes the representations and warranties set out in this Clause 6 to the Collateral Agent on the date of this Deed.

6.1 Status

6.1.1 Fine Lake and the Hong Kong Subsidiary is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

6.1.2 Fine Lake and the Hong Kong Subsidiary and each of their subsidiaries has the power to own its assets and carry on its business as it is being conducted.

6.2 Binding obligations

The obligations expressed to be assumed by each of the Chargors in this Deed are legal, valid, binding and enforceable, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and to general principles of equity and the requirements specified at the end of Clause 6.5 (*Validity and admissibility in evidence*).

6.3 Non-conflict with other obligations

The entry into and performance by each of the Chargors, and the transactions contemplated by this Deed do not and will not conflict with:

6.3.1 any law or regulation applicable to it;

6.3.2 constitutional documents of Fine Lake; or

6.3.3 any agreement or instrument binding upon any of the Chargors or the assets of any of the Chargors,

nor (except for the Charge) result in the existence of, or oblige them to create, any Security over any of its their respective assets.

6.4 Power and authority

Each of the Chargors has power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed.

6.5 Validity and admissibility in evidence

All Authorisations required or desirable:

6.5.1 to enable any of the Chargors lawfully to enter into, exercise its rights and comply with its obligations in this Deed;

6.5.2 to make this Deed admissible in evidence in its jurisdiction of incorporation; and

6.5.3 to enable any of the Chargors to create the Charge and to ensure that the Charge has and will have the ranking and priority which they are expressed to have,

have been obtained or effected and are in full force and effect save for the making of the appropriate registrations of this Deed in the Register of Mortgages and Charges of Fine Lake and filing of such Register in accordance with Clause 5.8.

6.6 Governing law and enforcement

6.6.1 The choice of Hong Kong law as the governing law of this Deed will be recognised and enforced in the jurisdiction of incorporation of Fine Lake and the jurisdiction of Mr. Xu.

6.6.2 Any judgment obtained in Hong Kong in relation to this Deed will be recognised and enforced in the jurisdiction of incorporation of Fine Lake and the jurisdiction of Mr. Xu.

6.7 Deduction of Tax

Neither the Chargors nor the Hong Kong Subsidiary is required under the law of Hong Kong or the British Virgin Islands to make any deduction for or on account of Tax from any payment it may make under this Deed.

6.8 No filing or stamp taxes

Under the laws the British Virgin Islands and Hong Kong it is not necessary that this Deed be filed, recorded or enrolled with any court or (except for the requirements specified at the end of Clause 6.5 (*Validity and admissibility in evidence*)) other authority in that jurisdiction or any stamp, registration or similar Tax be paid on or in relation to this Deed or the transactions contemplated by this Deed.

6.9 No default

6.9.1 No Enforcement Event or event or circumstance which would (with the expiry of a grace period (if any), the giving of notice, the making of any determination under the Note, the Securities Purchase Agreement, this Deed or any combination of any of the foregoing) be an Enforcement Event is continuing, or might reasonably be expected to result from the entry into or performance of, or the transactions contemplated by, this Deed.

6.9.2 No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Company, any of the Chargors or any of their subsidiaries (if applicable) or to which any of the Chargors' assets are subject.

6.10 Ranking

6.10.1 Subject to the requirements specified at the end of Clause 6.5 (*Validity and admissibility in evidence*) this Deed creates in favour of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have.

6.11 Legal and beneficial ownership

6.11.1 The Chargors are the absolute, legal and beneficial owners of the Charged Assets.

6.11.2 None of the Chargors has not sold or otherwise disposed of the Charged Assets nor agreed to do so.

6.12 Shares fully paid etc.

The shares described in Schedule 2 (*Shares*) are duly authorised, validly issued and fully paid, non-assessable and freely transferable, and constitute shares in the capital of a limited company. There are no moneys or liabilities outstanding or payable in respect of any of the Shares.

6.13 Share capital

The Shares constitute the entire issued share capital in the Hong Kong Subsidiary owned by the Chargors and no person has or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire any issued or unissued shares, or any interest in shares, in the capital of the Hong Kong Subsidiary.

6.14 No proceedings pending or threatened

No litigation, arbitration, investigative or administrative proceedings of or before any court, arbitral body or agency have (to the best of its knowledge and belief) been started or threatened against any of the Chargors or the Hong Kong Subsidiary.

6.15 No existing Security

Except for the Charge, no Security exists on or over the Charged Assets.

6.16 Winding-up and bankruptcy

No meeting has been convened, order made or resolution passed for the winding-up or bankruptcy of any of the Chargors or the Hong Kong Subsidiary, no such step is intended by any of the Chargors or the Hong Kong Subsidiary and, so far as they are aware, no petition, application or the like is outstanding for any winding-up or bankruptcy of the any of the Chargors or the Hong Kong Subsidiary.

6.17 Repetition

Each of the representations and warranties in this Clause 6 are deemed to be made by each of the Chargors by reference to the facts and circumstances then existing at all times during the continuance of this Security.

7 Enforcement Events

An Enforcement Event shall mean: (a) any Event of Default (as defined, mentioned or described in the Note); (b) any failure by the Company to pay any amount due under the

Liabilities; (c) any breach by the Company of the provisions of the Securities Purchase Agreement; or (d) any breach by any of the Chargors of this Deed.

8 Enforcement

8.1 When enforceable

The Charge shall be enforceable by the Collateral Agent against the Chargors, on the occurrence of an Enforcement Event and the Collateral Agent, subject to Clause 8.3:-

8.1.1 may enforce all or any part of any Charge and take possession and hold or dispose of all or any part of the Charged Assets; and

8.1.2 may:

(i) whether before or after it has taken possession of all or part of the Charged Assets, appoint one or more receivers of all or part of the Charged Assets over which the Charge shall have become enforceable. Any receiver so appointed shall be the agent of each of the Chargors for all purposes and each of the Chargors shall be responsible for its acts, defaults and misconduct and for remunerating any receiver so appointed at such rate as may be fixed by the Collateral Agent from time to time, and the Collateral Agent or any Secured Party shall not incur any liability therefore or be responsible for any misconduct or negligence on the part of such receiver;

(ii) from time to time remove and replace any receiver so appointed; and

(iii) vest such receiver with such powers and discretions as it may think expedient, including all powers and rights of an absolute over and the power to do or omit to do anything which each of the Chargors could do or omit to do and the power to sell, concur in selling, assign or release any of the relevant Charged Assets without restriction (at the times, in the manner and on the terms the receiver thinks fit) and the power to effect any such transaction in the name or on behalf of each of the Chargors or otherwise and all other rights set out in Schedule 1; and

8.1.3 whether or not it has appointed a receiver, may without further notice or authority exercise all or any of the following powers, authorities and discretions:

(i) all rights and powers in respect of the Charged Assets held by the Chargors as if the Collateral Agent is entitled to the sole benefit thereof (on behalf of the Secured Parties);

(ii) replace all directors appointed by the Chargors to the board of directors of the HK Subsidiary with the directors nominated by the Collateral Agent;

(iii) in its discretion, sell, call in, collect and convert into money all or part of the Charged Assets in such manner and on such terms as it may think fit;

(iv) receive and apply for the benefit of the Secured Parties as if such amounts were proceeds of sale, all dividends, interest or other amounts that would otherwise be payable by the Hong Kong Subsidiary in respect of the Charged Assets to the Chargors;

(v) execute all documents, take all actions and do all things the Collateral Agent may consider necessary or required to transfer the Charged Assets to it; and

(vi) any other powers, authorities and discretions to which a mortgagee or receiver may be entitled to at law.

8.2 Power of sale

Any statutory power of sale, of appointing a receiver and the other statutory powers conferred on mortgagees at law as varied and extended by this Deed shall arise on the date of this Deed and no restriction imposed by any ordinance or other statutory provision in relation to the exercise of any power of sale shall apply to this Deed.

8.3 Without prejudice to the generality of Clauses 8.1 and 8.2, the Collateral Agent shall not dispose of all or part of the Charged Assets during 90 days after the date of occurrence of an Enforcement Event (the "**Non-disposal Period**"). During the Non-Disposal Period, each of the Chargors may repay the Secured Parties all sums due and payable by it and discharge the Liabilities.

8.4 Notice

The Collateral Agent is not required to give any notice when declaring an Enforcement Event before enforcing the Charge. There is no minimum period for which Liabilities must remain due and unpaid before the Charge can be enforced and any laws which provide otherwise shall not apply to this Deed.

8.5 No Liability as mortgagee in possession

8.5.1 Nothing done by or on behalf of the Collateral Agent pursuant to this Deed shall render it liable to account as a mortgagee in possession for any sums other than actual receipts.

8.5.2 Each of the Chargors shall not have any right to claim against the Collateral Agent or any of the Secured Parties or Delegate in respect of any loss arising out of any sale pursuant to this Share Charge, however such loss may have been caused, and whether or not a better price could or might have been obtained on the sale of any of the Charged Assets by either deferring or advancing the date of such sale or otherwise howsoever.

8.6 Wide construction of enforcement powers

The powers of the Collateral Agent under this Deed shall be construed in the widest possible sense and all parties hereto intend that the Collateral Agent shall have as wide and flexible a range of powers as may be conferred (or, if not expressly conferred, as is not restricted) by any applicable law.

9 Collateral Agent's rights

9.1 Rights of Collateral Agent

At any time after the Charge becomes enforceable, the Collateral Agent shall have the rights set out in Schedule 1 (*Rights of Collateral Agent*).

9.2 Delegation

The Collateral Agent may delegate in any manner to any person any rights exercisable by the Collateral Agent under this Deed. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Collateral Agent thinks fit.

9.3 Realisation

9.3.1 If the Collateral Agent exercises the rights conferred on it by paragraph (b) of Schedule 1 (*Rights of Collateral Agent*) the same shall not be treated as an absolute appropriation of or foreclosure on the Charged Assets to the exclusion of each of the Chargors and in extinguishment of its interests therein, unless the Collateral Agent shall otherwise notify the Chargors (whether before or after the relevant appropriation or foreclosure has been effected), in which latter event any such appropriation or foreclosure shall be treated as a sale of the Charged Assets at a fair market value and the Liabilities shall be reduced by an equivalent amount.

9.3.2 In any disposal pursuant to paragraph (b) of Schedule 1 (*Rights of Collateral Agent*), the Collateral Agent (on behalf of the Secured Parties) may, provided that they shall first have used reasonable efforts to dispose of the relevant Charged Assets or rights to third parties subject to compliance with any rules or regulations laid down by any governmental or other agency or authority, themselves purchase the whole or any part of the Charged Assets or rights disposed of free from any rights of redemption on the part of the Chargors which are hereby waived and released.

10 Order of Distributions

10.1 Application of proceeds

All amounts received or recovered by the Collateral Agent or any Delegate in exercise of their rights under this Deed shall be applied in the order provided in Clause 10.2 (*Order of distributions*).

10.2 Order of distributions

The order referred to in Clause 10.1 (*Application of proceeds*) is (subject to Clause 14.5 (*Appropriations*)):

10.2.1 in or towards the payment of all costs, losses, liabilities and expenses of the Collateral Agent including those incidental to the appointment of any Delegate and the exercise of any of his rights, including his remuneration and all outgoings paid by him;

10.2.2 in or towards the payment of the Liabilities, until the whole of the Liabilities shall have been certified by the Collateral Agent as having been paid in full and discharged;

10.2.3 in payment of any surplus to the Chargors or other person entitled to it.

11 Liability of Collateral Agent, the Secured Parties and Delegates

11.1 Neither the Collateral Agent, the Secured Parties nor any Delegate shall (either by reason of taking possession of the Charged Assets or for any other reason and whether as

mortgagee in possession or otherwise) be liable to any of the Chargors or any other person for any costs, losses, liabilities or expenses relating to the realisation of any Charged Assets or from any act, default, omission or misconduct of the Collateral Agent, the Secured Parties, any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with this Deed except to the extent caused by its or his own gross negligence or wilful misconduct or fraud.

11.2 Nothing in this Deed shall be construed as placing on the Collateral Agent or the Secured Parties any liability whatsoever in respect of any calls, instalments or other payments relating to any of the Charged Assets or any rights, shares or other securities accruing, offered or arising as aforesaid, and each of the Chargors shall jointly and severally indemnify each of the Collateral Agent and the Secured Parties in respect of all calls, instalments or other payments relating to any of the Charged Assets owned by it and to any rights, shares and other securities accruing, offered or arising as aforesaid in respect of any of the Charged Assets.

12 Power of Attorney

12.1 Appointment

Each of the Chargors by way of security irrevocably appoints the Collateral Agent and every Delegate severally as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit, for the purpose of carrying out the provisions of this Deed and taking any action and executing any instrument which the Collateral Agent reasonably may deem necessary and advisable to accomplish the purposes of this Deed.

12.2 Ratification

Each of the Chargors ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in Clause 12.1 (*Appointment*).

13 Protection of third parties

13.1 No duty to enquire

No person dealing with the Collateral Agent, any Secured Party or any Delegate shall be concerned to enquire:

13.1.1 whether the power or rights conferred by or pursuant to this Deed are exercisable;

13.1.2 whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

13.1.3 otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights; or

13.1.4 as to the application of any money borrowed or raised.

13.2 Protection to purchasers

Subject to the provisions of this Deed, all the protection to purchasers contained in any applicable legislation shall apply to any person purchasing from or dealing with the Collateral Agent, any Secured Party or any Delegate.

14 Saving provisions

14.1 Continuing security

Subject to Clause 15 (*Discharge of Security*), the Charge is continuing Security and shall extend to the ultimate balance of the Liabilities, regardless of any intermediate payment or discharge in whole or in part.

14.2 Reinstatement

If any payment by the Chargors or any discharge given by the Collateral Agent (whether in respect of the obligations of any person or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

14.2.1 the liability of the Chargors and the Charge shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

14.2.2 the Collateral Agent shall be entitled to recover the value or amount of that security or payment from the Chargors, as if the payment, discharge, avoidance or reduction had not occurred.

14.3 Waiver of defences

Neither the obligations of the Chargors under this Deed nor the Charge shall be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under the Charge (without limitation and whether or not known to it or the Collateral Agent, any Secured Party or any Delegate) including:

14.3.1 any time, waiver or consent granted to, or composition with, the Chargors or any other person;

14.3.2 the release of the Chargors or any other person under the terms of any composition or arrangement with any creditor of any Chargors or any such person;

14.3.3 the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or security over assets of, the Chargors or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

14.3.4 any death, mental or other incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status or constitution of the Chargors or any other person;

14.3.5 any amendment (however fundamental) or replacement of the Notes or any other document or security;

14.3.6 any unenforceability, illegality or invalidity of any obligation of any person under this Deed, the Notes, the Securities Purchase Agreement or any other document or security;

14.3.7 any insolvency, bankruptcy, liquidation, winding-up, provisional supervision, supervision, administration, receivership or similar proceedings; or

14.3.8 any other Security, guarantee or indemnity now or thereafter held by Collateral Agent, the Secured Parties or any other person in respect of the Liabilities or any other liabilities.

14.4 Immediate recourse

Each of the Chargors waives any right it may have of first requiring the Collateral Agent or any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargors under this Deed.

14.5 Appropriations

Until all the Liabilities have been irrevocably paid in full and all facilities which might give rise to Liabilities have terminated, the Collateral Agent and each Secured Party (or any trustee or agent on its behalf) may:

14.5.1 refrain from applying or enforcing any other moneys, security or rights held or received by the Collateral Agent and each Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargors shall not be entitled to the benefit of the same; and

14.5.2 hold in an interest-bearing suspense account any moneys received from the Chargors or on account of the Chargors' liability under this Deed.

14.6 Deferral of Chargors' rights

Until all the Liabilities have been irrevocably paid in full and all facilities which might give rise to Liabilities have terminated and unless the Collateral Agent otherwise directs, each of the Chargors will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed:

14.6.1 to be indemnified by any person;

14.6.2 to claim any contribution from any other provider of Security for or any other guarantor of any person's obligations under this Deed; and/or

14.6.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Collateral Agent or the Secured Parties under this Deed.

14.7 Additional security

The Charge is in addition to and is not in any way prejudiced by any other guarantees or security now or subsequently held by the Collateral Agent or any Secured Party.

15 Discharge of security

15.1 Release

Subject to Clause 15.3 (*Retention of Security*), the Collateral Agent shall, at the expense of the Chargors release the Charged Assets from the Charge on the date of the final and irrevocable discharge and performance of the Liabilities in full as notified to the Collateral Agent in writing by the Holders;

15.2 Final redemption

15.2.1 Subject to Clause 15.3 (*Retention of security*), if the Collateral Agent is satisfied that all the Liabilities have been irrevocably paid in full and that all facilities which might give rise to Liabilities have terminated, the Collateral Agent shall at the

request and cost of the Chargors release, reassign or discharge (as appropriate) the Charged Assets from the Charge.

15.2.2 For those Charged Assets which have been transferred and registered under the name of the Collateral Agent or its nominee(s), the Collateral Agent shall only be obliged to return the share certificate(s) then representing the Charged Assets not yet disposed of or realised by the Collateral Agent pursuant to its powers under this Deed (but not the original share certificates originally delivered to the Collateral Agent by the Chargors) with the instruments of transfer and bought and sold notes duly executed in favour of the Chargors or such other person as the Chargors may direct.

15.3 Retention of security

If the Collateral Agent considers that any amount paid or credited to it or any Secured Party under this Deed is capable of being avoided or otherwise set aside on the winding-up or bankruptcy of the Chargors or any other person, or otherwise, that amount shall not be considered to have been paid for the purposes of determining whether all the Liabilities have been irrevocably paid.

15.4 Consolidation

Any restrictions on the consolidation of Security shall be excluded to the fullest extent permitted by law and the Collateral Agent shall, so far as it is lawful and subject to other provisions of this Deed, be entitled to consolidate all or any of the Charge with any other Security held by the Collateral Agent or any Secured Party whether in existence on the date of this Deed or in the future.

16 Expenses, stamp duty and interest

16.1 Transaction Expenses

Each of the Chargors shall promptly on demand pay the Collateral Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

16.1.1 this Deed and any other documents referred to in this Deed; and

16.1.2 any other documents executed after the date of this Deed.

16.2 Amendment costs

If the Chargors request an amendment, waiver or consent the Chargors shall, within five Business Days of demand, reimburse the Collateral Agent and the Secured Parties for the amount of all costs, losses, liabilities and expenses (including legal fees) incurred by the Collateral Agent and the Secured Parties in responding to, evaluating, negotiating or complying with, if applicable, that request.

16.3 Enforcement costs

The Chargors shall, within three Business Days of demand, pay to the Collateral Agent, the Secured Parties and any Delegate the amount of all costs, losses, liabilities and expenses (including legal fees) incurred by the Collateral Agent, any Secured Party or any Delegate in relation to this Deed (including the administration, protection, realisation, enforcement or preservation of any rights under or in connection with this Deed, or any consideration by

the Collateral Agent or any Secured Party as to whether to realise or enforce the same, and/or any amendment, waiver, consent or release).

16.4 Stamp taxes

The Chargors shall pay and, within three Business Days of demand, indemnify the Collateral Agent, the Secured Parties and any Delegate against any cost, loss or liability the Collateral Agent, any Secured Party or any Delegate incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Deed.

16.5 Default interest

If any of the Chargors fails to pay any amount payable by it under this Deed on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the applicable judgment rate of The High Court of Hong Kong. Any interest accruing under this Clause 16.5 shall be immediately payable by the Chargors on demand by the Collateral Agent.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each interest period applicable to that overdue amount but will remain immediately due and payable.

17 Payments

17.1 Demands

Any demand for payment made by the Collateral Agent or any Secured Party shall be valid and effective even if it contains no statement of the relevant Liabilities or an inaccurate or incomplete statement of them.

17.2 Payments

All payments by the Chargors under this Deed (including damages for their breach) shall be made in Hong Kong Dollars and to such account, with such financial institution and in such other manner as the Collateral Agent may direct.

17.3 Continuation of accounts

At any time after:

17.3.1 the receipt by the Collateral Agent or any Secured Party of notice (either actual or otherwise) of any subsequent Security affecting the Charged Assets; or

17.3.2 any step is taken in relation to the bankruptcy of any of the Chargors,

the Collateral Agent may open a new account in the name of the Chargors (whether or not it permits any existing account to continue). If the Collateral Agent does not open such a new account, it shall nevertheless be treated as if it had done so when the relevant event occurred. No moneys paid into any account, whether new or continuing, after that event shall discharge or reduce the amount recoverable pursuant to this Deed.

17.4 Subrogation

So long as any Charge remains outstanding:

17.4.1 any rights of the Chargors, by reason of the performance of any of its obligations under this Deed, the enforcement of the Charge or any action taken pursuant to

any rights conferred by or in connection with this Deed, to be indemnified by any person, to prove in respect of any liability in the winding-up of any person or to take the benefit of or enforce any Security, guarantees or indemnities, shall be exercised and enforced only in such manner and on such terms, as the Collateral Agent may require; and

17.4.2 any amount received or recovered by the Chargors (i) as a result of any exercise of any such rights or (ii) in the winding-up of any person shall be held in trust for and immediately paid to the Collateral Agent.

18 Tax gross up and indemnities

18.1 Definitions

18.1.1 In this Clause 18, "**Tax Deduction**" means a deduction or withholding for or on account of Tax from a payment under this Deed.

18.1.2 In this Clause 18 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

18.2 Tax gross-up

18.2.1 Each of the Chargors shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

18.2.2 Each of the Chargors shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Collateral Agent accordingly.

18.2.3 If the Tax Deduction is required by law to be made by the Chargors, the amount of the payment due from the Chargors shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

18.2.4 If any of the Chargors is required to make a Tax Deduction, each of the Chargors shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

18.2.5 Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, each of the Chargors shall deliver to the Collateral Agent evidence reasonably satisfactory to the Collateral Agent that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

18.3 Tax indemnity

18.3.1 Each of the Chargors shall (within three Business Days of demand by the Collateral Agent pay to the Collateral Agent and any Delegate (each an "**Indemnified Person**") an amount equal to the loss, liability or cost which it determines will be or has been (directly or indirectly) suffered for or on account of Tax by each Indemnified Person.

18.3.2 Clause 18.3.1 above shall not apply with respect to any Tax assessed on an Indemnified Person:

(i) under the law of the jurisdiction in which the Indemnified Person is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Indemnified Person is treated as resident for Tax purposes; or

(ii) under the law of the jurisdiction in which an Indemnified Person's office through which it is acting in connection with this Deed is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Indemnified Person.

19 Conduct of business by the Collateral Agent

No provision of this Deed will:

19.1.1 interfere with the right of the Collateral Agent or any Secured Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

19.1.2 oblige the Collateral Agent or any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

19.1.3 oblige the Collateral Agent or any Secured Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

20 Currency indemnity

20.1 Indemnity

20.1.1 If any sum due from any of the Chargors under this Deed (a "**Sum**"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "**First Currency**") in which that Sum is payable into another currency (the "**Second Currency**") for the purpose of:

(i) making or filing a claim or proof against any of the Chargors;

(ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

each of the Chargors shall as an independent obligation, within three Business Days of demand, indemnify the Collateral Agent and each Secured Party against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Collateral Agent or that Secured Party (as the case may be) at the time of its receipt of that Sum.

20.1.2 Each of the Chargors waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other than that in which it is expressed to be payable.

20.2 Other indemnities

20.2.1 Each of the Chargors shall indemnify each of the Collateral Agent, each Secured Party and any Delegate and each of its directors, officers, employees and agents

against all losses, liabilities, damages, costs and expenses incurred by it or them in the execution or performance of the terms and conditions of this Deed and against all actions, proceedings, claims, demands, costs, charges and expenses which may be incurred, sustained or arisen in respect of the non-performance or non-observance of any of the undertakings and agreements of any of the Chargors in this Deed or in respect of any matter or thing done or omitted relating in any way whatsoever to the Charged Assets, including without limitation, losses, liabilities, damages, costs and expenses (on a full indemnity basis) suffered or incurred in connection with:

(i) the perfection, preservation, protection, enforcement, realisation or exercise, or attempted perfection, preservation, protection, enforcement, realisation or exercise, of any Security created, or any powers conferred, by this Deed or by law;

(ii) the exchange of any share certificate(s) or other documents of title in respect of the Charged Assets of any denomination(s) for any share certificate(s) or other documents of title of other denomination(s);

(iii) any Charged Assets being deemed not to be freely transferable or deliverable or to be defective,

and, for the avoidance of doubt, each of the indemnities in this Clause 20 shall survive discharge of the Liabilities.

20.2.2 The Collateral Agent may retain, out of any money in the Collateral Agent's hands, all sums necessary to effect the indemnities contained in this Clause 20 and all sums payable by the Chargors under this Clause 20 shall form part of the monies secured by this Deed.

20.2.3 Notwithstanding any other term in this Deed to the contrary, the Collateral Agent shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, whether or not foreseeable, even if the Collateral Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Deed or the resignation of the Collateral Agent.

21 Set-off

The Collateral Agent may set off any matured obligation due from the Chargors under this Deed against any matured obligation owed by the Collateral Agent to the Chargors or the Company (as the case may be), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Collateral Agent may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

22 Rights, amendments, waivers and determinations

22.1 Ambiguity

Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to this Deed, the terms of this Deed shall prevail.

22.2 Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Delegate any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

22.3 Amendments and waivers

Any term of this Deed may be amended or waived only with the written consent of the Collateral Agent.

22.4 Determinations

Any determination by or certificate of the Collateral Agent or any Delegate under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23 Partial invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

24 Notices

24.1 Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

24.2 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below, or any substitute address, fax number or department or officer as the party may notify to the other by not less than five Business Days' notice.

24.3 Delivery

24.3.1 Any communication or document made or delivered to the Chargors under or in connection with this Deed will only be effective:

(i) if by way of fax, when received in legible form; or

(ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 24.2 (*Addresses*), if addressed to that department or officer.

24.3.2 Any communication or document to be made or delivered to the Collateral Agent will be effective only when actually received by the Collateral Agent and then only if it is expressly marked for the attention of the department or officer identified with the Collateral Agent's signature below (or any substitute department or officer as the Collateral Agent shall specify for this purpose).

25 Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

26 Governing law

This Deed is governed by Hong Kong law.

27 Jurisdiction of Hong Kong courts

27.1 Non-exclusive jurisdiction

The courts of Hong Kong have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a "**Dispute**").

27.2 Forum

The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

27.3 Concurrent proceedings

Clauses 27.1 to 27.3 are for the benefit of the Collateral Agent only. As a result, the Collateral Agent shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Collateral Agent may take concurrent proceedings in any number of jurisdictions.

27.4 Service of process

Without prejudice to any other mode of service allowed under any relevant law, each of the Chargors:

27.4.1 irrevocably appoints [•] as its agent for service of process in relation to any proceedings before the Hong Kong courts in connection with this Deed; and

27.4.2 agrees that failure by a process agent to notify the Chargors of the process will not invalidate the proceedings concerned.

Schedule 1
Rights of Collateral Agent

The Collateral Agent shall have the right, either in its own name or in the name of the Chargors or otherwise and in such manner and upon such terms and conditions as the Collateral Agent thinks fit, and either alone or jointly with any other person:

(a) Take possession

to take possession of the Charged Assets, and to require payment to it of all Dividends including without limitation, to complete any instruments of transfer and bought and sold notes and to procure the transfer of the Charged Assets into the name of the Collateral Agent or its nominee(s), to make any alteration or addition in or to any instruments of transfer or bought and sold notes or documents which the Collateral Agent may require for perfecting its title to or for vesting the Charged Assets in the Collateral Agent or its trustee(s) or nominee(s) or in any purchaser and, if necessary, take possession of and collect the share certificates and/or other documents of title relating to the Charged Assets, at the cost and risk of the Chargors;

(b) Deal with Charged Assets

to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c) Borrow money

to borrow or raise money either unsecured or on the security of the Charged Assets (either in priority to the Charge or otherwise);

(d) Rights of ownership

to exercise and do (or permit the Chargors or any nominee of it to exercise and do) all such rights and things as the Collateral Agent would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets;

(e) Claims

to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargors or relating to the Charged Assets;

(f) Legal actions

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets;

(g) Redemption of Security

to redeem any Security (whether or not having priority to the Charge) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets;

(h) Spend money

in the exercise of any of the above powers, to spend such sums as it may think fit and the Chargors shall forthwith on demand repay to the Collateral Agent or the receiver (as the

case may be) all sums so spent together with interest on those sums at such rates as the Collateral Agent may from time to time determine from the time they are paid or incurred and until repayment those sums (together with such interest) shall be secured by the Charge; and

(i) Other powers

to do anything else it may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Secured Parties under or by virtue of any agreement or document to which any of the Chargors is party and other applicable statutory provisions and common law.

Schedule 2
Shares

Registered Interests

Registered Shareholder(s)	Issuer of Shares	No. of Shares	Share Certificate Number(s)
Fine Lake International Limited	Pilpol (HK) Biological Limited (活之生(香港)生物有限公司)	9,999	8
Xu Hongbin	Pilpol (HK) Biological Limited (活之生(香港)生物有限公司)	1	9

Schedule 3
Form of Letter of Resignation

Date: [•]

The Board of Directors

Pilpol (HK) Biological Limited (活之生(香港)生物有限公司) (the "**Company**")

Dear Sirs

Resignation

I/we tender my/our unconditional and irrevocable resignation as [director]/[secretary] of the Company with effect from the date of this letter. I/we confirm that I/we have no claims whatsoever against the Company for compensation for loss of office or for fees or otherwise howsoever.

Yours faithfully,

____

by [Leung Tung Ha and Ng Ho Kwan as director and Kingspeed Consultants Limited as secretary]

Schedule 4
Form of Letter of Authority and Undertaking

Date: [•]

To: Goldman Sachs International

Dear Sirs

Pilpol (HK) Biological Limited (活之生(香港)生物有限公司) (the "**Company**")

I/we irrevocably authorise you or any of your officers to complete, date and put into effect:-

the attached resignation letter signed by me/us; and

the attached resolution signed by me,*

in accordance with the provisions of the Share Charge dated [•] between **Fine Lake International Limited** and Mr. Xu Hongbin as the chargors and Goldman Sachs International as the collateral agent (the "**Share Charge**").

I also irrevocably undertake to vote in favour of any resolution approving that any Shares of the Company comprised in the Charged Assets (as defined in the Share Charge) be registered in your name or in the name of your nominee(s) and, after the security constituted by the Share Charge has become enforceable, in the name of any purchaser of those shares or its nominee(s).

Yours faithfully,

____

by [Leung Tung Ha and Ng Ho Kwan as director and Kingspeed Consultants Limited as secretary]

*Not applicable for the Secretary of the Company

Schedule 5
Form of Resolutions

Pilpol (HK) Biological Limited (活之生(香港)生物有限公司) (the "**Company**")

BOARD MINUTES OF THE BOARD OF DIRECTORS of the Company made pursuant to Article [•] of the Articles of Association of the Company

PRESENT Ms. Leung Tung Ha

Mr. Ng Ho Kwan

CHAIRMAN

Ms. Leung Tung Ha was elected Chairman of the meeting.

QUORUM

It was noted that a quorum was present throughout the meeting.

TRANSFER OF SHARES

It was resolved that the transfer of the following shares be approved, subject to the transfer documents being duly stamped and presented for registration in accordance with the provisions of the Articles of Association of the Company :-

Transferors	Transferee	No. of Shares
Fine Lake International Limited		9,999
Xu Hongbin		1

It was further resolved that share certificate(s) be issued under the common seal of the Company and whose name(s) shall be entered on the Company's Register of Members and Transfers accordingly.

CHANGES IN DIRECTORS

IT IS RESOLVED that the following be appointed additional Directors of the Company with immediate effect:-

IT IS RESOLVED that the resignation of the following persons as Directors of the Company be accepted with immediate effect:-

Leung Tung Ha

Ng Ho Kwan

CHANGES IN SECRETARY

IT IS RESOLVED that the following be appointed Secretary of the Company with immediate effect:-

IT IS RESOLVED that the resignation of the following person as Secretary of the Company be accepted with immediate effect:-

Kingspeed Consultants Limited

CHANGE OF REGISTERED OFFICE

It was resolved that with immediate effect the registered office of the Company be changed to

BANK ACCOUNT

It was resolved that all existing bank mandates be cancelled with immediate effect.

CONCLUSION

There being no further business, the Chairman declared the meeting closed.

____
Chairman

Schedule 6
Form of Instrument of Transfer

INSTRUMENT OF TRANSFER

NAME OF COMPANY **Pilpol (HK) Biological Limited (活之生(香港)生物有限公司)**
(the "Company")

We, the Transferor , **[Fine Lake International Limited /Xu Hongbin]**
of :

in consideration of :

paid to us by the Transferee :
Occupation :
of :

(hereinafter called "the Transferee") do hereby transfer to the Transferee the -[9,999/1]-

shares standing in our name in the Register of the Company to hold unto the Transferee, its/his/her executors, administrators or assigns, subject to the several conditions upon which we hold the same at the time of execution hereof, and I/we the Transferee do hereby agree to take the shares subject to the same conditions.

Dated this ________ day of ______________

Witness to the signature of Transferor

Name:
Address:

____
Signature of Witness

____
For and on behalf of
[Fine Lake International Limited /Xu Hongbin]
Signature of Transferor

Witness to the signature of Transferee

Name:
Address:

____
Signature of Witness

____
Signature of Transferee

Schedule 7
Form of Bought and Sold Notes

BOUGHT AND SOLD NOTES

NAME OF COMPANY **Pilpol (HK) Biological Limited (活之生(香港)生物有限公司)**
(the "Company")

Transferor : **[Fine Lake International Limited /Xu Hongbin]**

of :

Transferee :

of :

Number of Shares Transferred : - [9,999/1]-

Par Value per Share : HK$1.00

Total Consideration :

Dated this __________ day of ______________

[Fine Lake International Limited /Xu Hongbin]
Signature of Transferor

Signature of Transferee

IN WITNESS whereof the parties hereto have duly executed this Share Charge the day and year first above written.

THE CHARGORS

SEALED with THE **COMMON SEAL** of
FINE LAKE INTERNATIONAL LIMITED }

[redacted]

and signed by Mr. Xu Hongbin
its sole director
in the presence of:

Ho Wing Chi
F. Zimmern & Co.
Solicitor
Hong Kong, SAR

Address:

Fax:

Attention:

and to:

Address:

Fax:

Attention:

SIGNED, SEALED AND DELIVERED

By XU HONGBIN

In the presence of

[redacted]

Address:

Fax:

Attention:

Ho Wing Chi
F. Zimmern & Co.
Solicitor
Hong Kong, SAR

THE COLLATERAL AGENT

SIGNED, SEALED AND DELIVERED
by
for and on behalf of
Goldman Sachs International
In the presence of:

Address: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom

Fax: 44 20 7774 2219

Attention: General Counsel, Legal Department